                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          UNIVERSAL DISPLAY CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                            Ewing, New Jersey 08618
                              --------------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 28, 2001
                              --------------------

To All Holders of Shares
of Common Stock of Universal Display Corporation:

   The 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Universal Display Corporation (the "Company") will be held at the Holiday Inn -- City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on June 28, 2001, at 4:00 p.m., Eastern Time, for the following purposes:

     (1)  To elect seven directors;

     (2) To consider and vote on a proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 800,000 shares to 2,800,000 shares;

     (3) To vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   The Board of Directors of the Company has fixed April 17, 2001 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders as of that date will be available for inspection at the Annual Meeting.

                            By Order of the Board of Directors,


                            /s/ Sidney D. Rosenblatt
                            -------------------------

                            Sidney D. Rosenblatt
                            Secretary

Ewing, New Jersey
April 26, 2001


--------------------------------------------------------------------------------
PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED WHETHER OR NOT YOU EXPECT TO
ATTEND THE ANNUAL MEETING IN PERSON. THE GIVING OF A PROXY DOES NOT AFFECT
YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU ATTEND
THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                         UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                            Ewing, New Jersey 08618

                              --------------------

            PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 28, 2001
                              --------------------

   This proxy statement and the accompanying form of proxy will first be mailed to shareholders of Universal Display Corporation (the "Company") on or about April 30, 2001. These materials are being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held at the Holiday Inn -- City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on June 28, 2001, at 4:00 p.m., Eastern Time, and at any adjournments thereof.

   At the Annual Meeting, shareholders of the Company will be asked to vote upon (1) the election of seven directors; (2) a proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 800,000 shares to 2,800,000 shares;
(3) a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001; and (4) such other business as may properly come before the Annual Meeting or any adjournments thereof.

   The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by telephone or in person by some officers, directors and regular employees of the Company who will not be specially engaged or compensated for such services. The Company also will request banks, brokers and other nominees, custodians and fiduciaries to send proxy materials to beneficial owners and will reimburse such persons for reasonable expenses incurred in that regard.

                          VOTING AT THE ANNUAL MEETING

   Holders of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), of record at the close of business on April 17, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were 16,803,016 shares of Common Stock outstanding. Each shareholder entitled to vote will have one vote for each share of Common Stock owned of record by such shareholder as of the close of business on the Record Date. Shareholders do not have cumulative voting rights with regard to the election of directors.

   The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on the matters to be acted upon at the Annual Meeting will constitute a quorum.

   The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein. In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote FOR the persons nominated by the Board of Directors for election as directors, FOR the proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 800,000 shares to 2,800,000 shares and FOR the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001. As to other items of business that may properly be presented at the Annual Meeting for action, the proxy holders will vote the proxies in accordance with their best judgment.

   The proxy may be revoked by a shareholder at any time before its exercise by giving written notice of such revocation to the Secretary of the Company. In addition, a shareholder who gives such notice of revocation and attends the Annual Meeting in person may vote by ballot at the Annual Meeting.

   Assuming a quorum is present, nominees for election as directors must receive a plurality of the votes cast at the Annual Meeting to be elected. Assuming a quorum is present, the proposals to amend the Universal Display Corporation Stock Incentive Plan and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001 must each receive a majority of the votes cast at the Annual Meeting to be approved. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote on the election of directors and will have no effect other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposals to amend the Universal Display Corporation Stock Incentive Plan and to ratify the selection of the independent public accountants, but not for the election of directors. Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposals to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 800,000 shares to 2,800,000 shares and to ratify the selection of the independent public accountants will not have the effect of a negative vote because passage of these proposals requires a majority of the votes cast at the Annual Meeting, and abstentions will not be considered votes cast.

   The Company believes that brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in "street name" for customers have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, the proposal to amend the Universal Display Corporation Stock Incentive Plan to increase the number of shares available for awards thereunder by 800,000 shares to 2,800,000 shares and the proposal to ratify the selection of the independent public accountants if they have not received instructions from a beneficial owner. A failure by brokers to vote those shares will not have the effect of a negative vote on the outcome of the election of directors or the adoption of the proposals to amend the Universal Display Corporation Stock Incentive Plan or to ratify the appointment of the independent public accountants, because the broker non-vote will not be considered a vote cast on any of these matters.

   Your proxy vote is important. Please complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares of Common Stock.

                                   PROPOSAL 1


                             ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of directors at seven, all of whom are to be elected at the Annual Meeting. Each director elected will serve until the Company's 2002 annual meeting of shareholders and until a successor has been elected and qualified, or until the director's earlier death, resignation or removal. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by the holders of such proxies.

   All nominees are presently directors of the Company whose terms expire at the Annual Meeting.


The Board of Directors recommends a vote FOR each of the nominees for election as Director.

                             ---------------------
                             NOMINEES FOR ELECTION
                             ---------------------

                                                             Year First Became Director, Principal Occupations During
             Name of Director                Age                      Past Five Years and Certain Directorships
             ----------------                ---                 --------------------------------------------------
Sherwin I. Seligsohn .....................   65  Mr. Seligsohn has been Chairman and Chief Executive Officer of the Company since 1994. He was President of the Company from 1994 until May 1996. Mr.
                                                 Seligsohn founded, and since August 1991 has served as Chairman, President and
                                                 Secretary, and as sole director, of, American Biomimetics Corporation ("ABC"),
                                                 International Multi-Media Corporation and Wireless Unified Network Systems
                                                 Corporation. He is also Chairman and Chief Executive Officer of Global Photonic
                                                 Energy Corporation ("Global"). Mr. Seligsohn was the founder of InterDigital
                                                 Communications Corporation and from August 1972 to June 1990 served as its
                                                 Chairman. Mr. Seligsohn is a member of the Advisory Board of the Advanced
                                                 Technology Center for Photonics and Optoelectronic Materials (POEM) at
                                                 Princeton University.

Steven V. Abramson .......................   49  Mr. Abramson joined the Company as President and Chief Operating Officer in May
                                                 1996. He also has been a member of the Board of Directors since May 1996. Mr.
                                                 Abramson is also a member of the Board of Directors of Global. From March 1992 to May 1996 he was Vice President, General Counsel, Secretary and Treasurer of
                                                 Roy F. Weston, Inc., a worldwide environmental consulting and engineering firm.
                                                 Mr. Abramson is a member of the Advisory Board of the Advanced Technology
                                                 Center for Photonics and Optoelectronic Materials (POEM) at Princeton
                                                 University and on the Board of Governors of the United States Display
                                                 Consortium (USDC), and serves on various not-for-profit boards.


                                                              Year First Became Director, Principal Occupations During
             Name of Director              Age                        Past Five Years and Certain Directorships
             ----------------              ---                   --------------------------------------------------
Sidney D. Rosenblatt .....................   53   Mr. Rosenblatt has been Executive Vice President, Chief Financial Officer,
                                                  Treasurer and Secretary of the Company since June 1995. He has been a member of the Board of Directors since May 1996. Mr. Rosenblatt is also Executive Vice
                                                  President, Chief Financial Officer, Secretary and Treasurer of Global, and a
                                                  member of its Board of Directors. Mr. Rosenblatt is the owner of S. Zitner
                                                  Company, and served as its President and Chief Executive Officer from August
                                                  1990 until June 1998. Mr. Rosenblatt sits on the Board of Directors and
                                                  Executive Committee for the Greater Philadelphia Chamber of Commerce and sits on various boards for non-profit organizations.

Leonard Becker ...........................   77   Mr. Becker has been a director of the Company since February 2001. For the last
                                                  40 years, Mr. Becker has been a general partner of Becker Associates, which is engaged in real estate investments and management. He currently serves on the
                                                  Board of Directors of American Business Financial Services (Nasdaq: ABFI). He
                                                  has served as a director of Eagle National Bank and Cabot Medical Corporation.

Elizabeth H. Gemmill .....................   55   Ms. Gemmill has been a director of the Company since April 1997. Since March
                                                  1999, she has been Managing Trustee of the Warwick Foundation. From February
                                                  1988 to March 1999, Ms. Gemmill was Vice President and Secretary of Tasty
                                                  Baking Company. Ms. Gemmill is Chairman of the Board of Philadelphia University
                                                  and is on the boards of American Water Works Company, Inc. (NYSE-"AWK"),
                                                  Philadelphia Consolidated Holdings Corporation (Nasdaq-"PHLY"), Philadelphia
                                                  College of Osteopathic Medicine and Metropolitan YMCA of Philadelphia and
                                                  vicinity.

C. Keith Hartley .........................   58   Mr. Hartley has been a director of the Company since September 2000. He is currently the managing partner of Hartley Capital Advisors, merchant bankers.
                                                  From 1995 to 2000 he was the managing partner of Forum Capital Markets LLC. In the past, Mr. Hartley held the position of managing partner for Peers & Co. and
                                                  Drexel Burnham Lambert. He also serves as a director of Comdisco (NYSE- "CDO"),
                                                  U.S. Diagnostics ("USDL.OB"), Hybridon, ("HYBN.OB") and Swisher International
                                                  Group.

Lawrence Lacerte .........................   48   Mr. Lacerte has been a director of the Company since October 1999. Since July
                                                  1998 he has been Chairman and Chief Executive Officer of Lacerte Technology
                                                  Inc., a company specializing in technology and Internet-related ventures. Prior to that time he was the founder, Chairman and CEO of Lacerte Software, which was sold to Intuit Corporation in June 1998. Mr. Lacerte also serves on the
                                                  Boards of Directors of TeraGlobal Communications Corporation (Nasdaq- "TGCC"),
                                                  Citadel Technology, Inc., How2.com, Inc., World point Interactive, Inc., and
                                                  Fandom.com, Inc. Mr. Lacerte also serves on various not-for-profit boards.


General Information Concerning the Board of Directors and its Committees

   The Board of Directors held six (6) meetings during 2000. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors during the period for which he or she was a director and the meetings of the committees on which he or she served. The Board of Directors has established an Audit Committee and a Compensation Committee. It has not established a nominating committee.

   Members of the Board of Directors do not receive cash compensation. However, once a year, they do receive options to purchase shares of Common Stock for service on the Board, exercisable at a price equal to the fair market value of the Common Stock on the date of grant. Outside board members receive options to purchase 10,000 shares and inside board members receive options to purchase 5,000 shares.

   Audit Committee. The Audit Committee is responsible for providing general oversight with respect to accounting principles employed in the Company's financial reporting. The Audit Committee meets periodically with the Company's principal financial and accounting officer and independent public accountants to review the scope of auditing procedures and the Company's policies related to internal auditing and accounting procedures and controls. The Audit Committee held two (2) meetings during 2000. The Audit Committee is currently composed of three non-employee directors, Elizabeth H. Gemmill (Chair), Lawrence Lacerte and C. Keith Hartley. See "Report of the Audit Committee."

   Compensation Committee. The Compensation Committee recommends to the Board of Directors the compensation of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the appropriate compensation for other officers, reviews other compensation and personnel development matters generally and administers the stock option plans. The Compensation Committee held one (1) meeting during 2000. The Compensation Committee is currently composed of Elizabeth H. Gemmill (Chair), Lawrence Lacerte and C. Keith Hartley. See "Report of the Compensation Committee."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


   The following table sets forth, as of April 17, 2001, certain information regarding the beneficial ownership of shares of Common Stock by: (i) each director of the Company, (ii) each person who is known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere herein, and (iv) all of the Company's executive officers and directors as a group.



                                                 Amount and Nature of             Percentage
Name and Address of Beneficial Owner(1)         Beneficial Ownership(2)       of Common Stock(2)
---------------------------------------         -----------------------       ------------------
Lori S. Rubenstein(3)(4)..............                  3,301,000                    19.65%
Scott Seligsohn(3)(4).................                  3,527,000                    20.99
Clifford D. Schlesinger(3)............                  3,000,000                    17.85
Sherwin I. Seligsohn(5)...............                    401,834                     2.39
Steven V. Abramson(2).................                    488,334                     2.91
Sidney D. Rosenblatt(2)...............                    480,474                     2.86
Elizabeth H. Gemmill..................                     25,500                       *
Lawrence Lacerte......................                    483,000                     2.87
Julia J. Brown........................                     98,334                       *
C. Keith Hartley......................                     37,528                       *
Leonard Becker........................                     53,613                       *
All executive officers and directors
as a group (eight people).............                  2,068,617                    12.31


---------------
*  Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The percentage ownership for each beneficial owner listed above is based on 16,803,016 shares outstanding as of April 17, 2001. In accordance with the rules of the Securities and Exchange Commission, options to purchase shares of Common Stock that are exercisable as of April 17, 2001, or exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The numbers of shares indicated in the table includes the following number of shares issuable upon the exercise of warrants or options: Scott Seligsohn -- 245,000; Sherwin I. Seligsohn -- 253,834; Steven V. Abramson -- 383,334; Sidney D. Rosenblatt -- 375,834; Elizabeth
     H. Gemmill -- 25,000; Lawrence Lacerte -- 15,000; Julia J. Brown -- 98,334; C. Keith Hartley -- 25,764; and Leonard Becker -- 10,000.

(3) Includes (i) 1,500,000 shares of Common Stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Lori S. Rubenstein (the "Rubenstein Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees and (ii) 1,500,000 shares of Common Stock owned by Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Scott Seligsohn (the "Seligsohn Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees. Mr. Schlesinger's address is 1650 Arch Street, Philadelphia, Pennsylvania 19102.

(4) Includes 176,000 shares of Common Stock owned by American Biomimetics Corporation, of which the Rubenstein Trust and Seligsohn Trust are principal shareholders.

(5) Does not include (i) 176,000 shares of Common Stock owned by American Biomimetics Corporation, (ii) 200,000 shares of Series A Preferred Stock owned by American Biomimetics Corporation, (iii) 1,500,000 shares of Common Stock owned by the Rubenstein Trust, (iv) 1,500,000 shares of Common Stock owned by the Seligsohn Trust, (v) 125,000 shares of Common Stock owned by Lori S. Rubenstein, Mr. Seligsohn's emancipated daughter, and (vi) 106,000 shares of Common Stock owned by Scott Seligsohn, Mr. Seligsohn's emancipated son, for which Mr. Seligsohn disclaims beneficial ownership.

                           SUMMARY COMPENSATION TABLE


   The following table sets forth the total compensation of the Chief Executive Officer and the other two most highly compensated executive officers of the Company for services in all capacities to the Company or its subsidiary for the fiscal year ended December 31, 2000 and the total compensation earned by such individuals for the Company's two previous fiscal years.


                                                                                  Other
                                             Year                                 Annual                  Securities
                                            Ended                                Compen-    Restricted    Underlying     All Other
Name and Principal Position              December 31,   Salary ($)     Bonus      sation       Stock       Options     Compensation
---------------------------              ------------   ----------     -----      ------       -----       -------     ------------
Sherwin I. Seligsohn.................        2000        $ 137,500    $     --     $ --      $     --       15,000       $ 16,795(1)
 Chairman of the Board                       1999          125,000          --       --            --       30,000          3,021(2)
 and Chief Executive Officer                 1998           85,000          --       --            --       20,000            850(3)

Steven V. Abramson...................        2000        $ 220,000    $     --     $ --      $     --       15,000       $ 12,688(4)
 President and Chief Operating               1999          200,000     170,720(5)    --       211,610(6)    30,000          4,726(7)
 Officer                                     1998          180,000          --       --            --      120,000          1,800(8)

Sidney D. Rosenblatt.................        2000        $ 220,000    $     --     $ --      $     --       15,000       $ 13,619(9)
 Executive Vice President, Chief             1999          200,000     165,256(5)    --       211,610(6)    30,000          4,727(10
 Financial Officer, Secretary &              1998          180,000          --       --            --      120,000          1,800(11
 Treasuer

Julia J. Brown, PhD..................        2000        $ 160,000    $     --     $ --      $     --      110,000       $  3,326(12
 Vice President of Technology                1999          137,500          --       --            --       15,000          2,012(13
 Development                                 1998          125,000(14)      --       --            --       65,000            625(15

---------------

(1) Includes Company contributions to the Company's 401(k) plan of $2,815 and life and disability insurance premium payments of $13,980.
(2) Includes Company contributions to the Company's Simple IRA plan of $1,802 and life and disability insurance premium payments of $1,219.
(3)  Includes Company contributions to the Company's Simple IRA plan of $850
(4) Includes Company contributions to the Company's 401(k) plan of $4,662, life and disability insurance premium payments of $2,026 and a vehicle allowance of $6,000.
(5) Represents the payroll taxes associated with the stock bonus in (6), paid by the Company.
(6) On May 20, 1999, Steven V. Abramson and Sidney D. Rosenblatt were each granted 100,000 shares of restricted Common Stock.
(7) Includes Company contributions to the Company's Simple IRA plan of $3,069 and life and disability insurance premium payments of $1,657.
(8)  Includes Company contributions to the Company's Simple IRA plan of
     $1,800.
(9) Includes Company contributions to the Company's 401(k) plan of $4,662, life and disability insurance premium payments of $2,957 and a vehicle allowance of $6,000.
(10) Includes Company contributions to the Company's Simple IRA plan of $3,069 and life and disability insurance premium payments of $1,658.
(11) Includes Company contributions to the Company's Simple IRA plan of
     $1,800.
(12) Includes Company contributions to the Company's 401(k) plan of $3,326.
(13) Includes Company contributions to the Company's Simple IRA plan of
     $2,012.
(14) Dr. Brown joined the Company effective June 22, 1998.
(15) Includes Company contributions to the Company's Simple IRA plan of $625.

   The following table summarizes stock options granted during 2000 to the persons named in the Summary Compensation Table.

                         OPTION GRANTS IN LAST FISCAL YEAR


                                                                           Individual Grants
                                                        --------------------------------------------------------
                                                       Number of
                                                       Securities
                                                       Underlying    Percent of Total
                                                        Options     Options Granted to    Exercise    Expiration      Grant Date
Name                                                    Granted      Employees in 2000      Price        Date      Present Value(2)
----                                                   ----------   ------------------    --------    ----------   ----------------
Sherwin I. Seligsohn...............................      15,000            3.37%          $ 9.4375     12/14/10       $  112,849
Steven V. Abramson.................................      15,000            3.37%          $ 9.4375     12/14/10          112,849
Sidney D. Rosenblatt...............................      15,000            3.37%          $ 9.4375     12/14/10          112,849
Julia J. Brown.....................................      90,000           20.20%          $16.7500      4/18/10        1,215,099
Julia J. Brown.....................................      10,000            2.24%          $24.3750      6/21/10          196,659
Julia J. Brown.....................................      10,000            2.24%          $ 9.4375     12/14/10           75,233

---------------
(2) These amounts represent the estimated present value of stock options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 70%; an expected term to exercise of 10 years; and no dividend yield. The actual value of the options, if any, realized by an executive officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

   The Company does not currently grant any long-term incentives, other than stock options and warrants, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES



                                                                            Number of Securities
                                                                                 Underlying                Value of Unexercised
                                                                             Unexercised Options              In-the-Money
                                                                             at Fiscal Year End         Options at Fiscal Year End
                                                                         ---------------------------    ---------------------------
                                          Shares Acquired     Value
Name                                        On Exercise      Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
----                                      ---------------    --------   -----------    -------------    -----------   -------------
Sherwin I. Seligsohn ..................          --            $ --       253,834           6,666       $  698,210       $22,081
Steven V. Abramson ....................          --              --       383,334           6,666          878,681        22,081
Sidney D. Rosenblatt ..................          --              --       375,834           6,666        1,004,463        22,081
Julia J. Brown ........................          --              --        98,334          91,666          112,663        42,713


   No options were exercised last fiscal year by any of the persons named in the Summary Compensation Table.

                              CERTAIN TRANSACTIONS

   The Company shares office space and certain related expenses with Global Photonic Energy Corporation ("Global"), a company of which Messrs. Seligsohn and Rosenblatt are directors and executive officers and Mr. Abramson is a director. The value of the office space and related expenses with Global is approximately $65,000 per year.

                      REPORT OF THE COMPENSATION COMMITTEE


   The Compensation Committee of the Board of Directors performs three (3) principal tasks. It:

     o recommends to the full Board of Directors the compensation of the Company's chief executive officer, chief operating officer, and chief financial officer;

     o    approves the granting of any bonuses to officers; and

     o generally reviews other compensation and personnel development matters.

   In fulfilling these duties, it is the objective of the Compensation Committee to have a policy that will enable the Company to attract, retain and reward executive officers of outstanding ability.

   The Company's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all the Company's employees. Base salary levels for the Company's executive officers are intended to be generally competitive with other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at the Company. Stock bonuses based on individual and company performance have been used to create an incentive for outstanding performance. The Company believes that the grant to executives and other employees of equity interests in the Company, in the form of stock options and restricted shares of Common Stock, aligns the interests of such executives and employees with those of the Company's shareholders and further rewards successful performance

   Executive base salaries are reviewed periodically by the Compensation Committee. During this review the Compensation Committee considers the performance of the Company during the prior year, the individual executive's contribution to that performance and changes in the role and responsibility of such executive.

   Compensation of the Chief Executive Officer. Mr. Seligsohn serves as the Company's Chief Executive Officer. During 2000, Mr. Seligsohn's annual base salary was $137,500, an increase of approximately 10% from 1999. Mr. Seligsohn's base salary is determined in accordance with the criteria outlined above. In addition, the Compensation Committee evaluated the Company's overall performance as well as Mr. Seligsohn's individual performance and took into account that Mr. Seligsohn also serves as Chairman of, and performs services for, other companies which he has founded. Mr. Seligsohn was also granted options to purchase 15,000 shares of the Common Stock.

   Because of the compensation levels of the Company's officers, the Compensation Committee has not traditionally considered the effect of Section 162(m) of the Code limiting deduction in excess of $1 million.

   Respectfully submitted by the Compensation Committee as of April 17, 2001.

                          Elizabeth H. Gemmill (Chair)
                                Lawrence Lacerte
                                C. Keith Hartley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


   The current members of the Compensation Committee are Ms. Gemmill and Messrs. Lacerte and Hartley. There were no relationships during 2000 that are required to be disclosed under Item 401(j) of Regulation S-K promulgated by the Securities and Exchange Commission.

                               PERFORMANCE GRAPH


   The performance graph below compares the change in the cumulative shareholder return of the Common Stock from April 11, 1996 (the date of the Company's initial public offering) to December 31, 2000, with the percentage change in the cumulative total return over the same period on (i) the Nasdaq Electronics Components Index and (ii) the Russell 2000 Index.

   This graph assumes an initial investment of $100 on April 11, 1996 in each of the Common Stock, the Nasdaq Electronics Components Index and the Russell 2000 Index.


                               [graphic omitted]









                                                                                            Cumulative Total Return
                                                                             ------------------------------------------------------
                                                                            4/11/96    12/96     12/97     12/98    12/99     12/00
UNIVERSAL DISPLAY CORPORATION                                                100.00    111.58    90.24     76.83    326.83   140.25
RUSSELL 2000                                                                 100.00    108.85   133.20    129.80    157.40   152.64
NASDAQ ELECTRONIC COMPONENT                                                  100.00    167.62   175.77    271.46    504.83   412.75

                                   PROPOSAL 2

        AMENDMENT OF UNIVERSAL DISPLAY CORPORATION STOCK INCENTIVE PLAN

   At the Annual Meeting, there will be presented to the shareholders a proposal to increase the number of shares of Common Stock subject to the Plan from 2,000,000 to 2,800,000.

   The Board of Directors believes that the amendment to increase the number of shares of Common Stock available for issuance under the Plan is in the best interest of the Company. The Board of Directors believes that the Plan allows the Company to attract, retain and motivate participants and encourages participants to devote their best efforts to the business and financial success of the Company. The Board of Directors believes that providing key employees, directors, consultants and advisors of the Company with the opportunity to acquire an equity interest in the Company will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of other shareholders. As of April 17, 2001, options to purchase 1,667,232 shares of Common Stock were outstanding under the Plan; options to purchase 119,470 shares of Common Stock remain available for future grants. Options to purchase 170,000 shares of Common Stock were granted under the Plan on March 30, 2001. The grant of these options was conditioned on the approval of the shareholders of an amendment to increase the number of shares subject to the Plan. Thus, if the shareholders approve this proposal, such condition will be satisfied. Assuming approval of this proposal, 749,470 shares will remain available for future grant.

   The Board of Directors Recommends a Vote FOR the Proposal To Increase the Number of Shares of Common Stock Subject to the Plan from 2,000,000 to 2,800,000.

Description of the Plan

   The amended Plan authorizes up to 2,800,000 shares of Common Stock for issuance upon the exercise of options available for future grant under the Plan designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified stock options ("NQSOs") ("NQSOs" and ISOs are collectively referred to as "Options"). Subject to approval, ISOs may be granted under the Plan to employees (including directors) and officers of the Company. NQSOs may be granted to consultants, directors (including non-employee directors), employees and officers of the Company. As of April 17, 2001 there were 4 directors, 4 officers, 30 employees and 3 consultants eligible to participate in the Plan. In certain circumstances, the exercise of options granted under Plan may have an adverse effect on the market price of the Common Stock.

   The Compensation Committee of the Company (the "Committee") administers the Plan. The Committee has the authority to grant options in its discretion and may consider the nature of the optionee's services and responsibilities, the optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The Committee will determine the excercisability and term (not to exceed ten years), of options granted under the Plan. The purchase price of Common Stock subject to an option may be equal to, greater than or less than fair market value at the time of grant. ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of the shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and related corporation) may not exceed $100,000. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock for the Company). Fair market value is currently the closing price of a share of Common Stock on the Nasdaq Small Cap Market on the date of grant, or if there is no sale on such date, the closing price on the last previous date on which a sale is reported. As of April 17, 2001, the fair market value of a share of Common Stock was $9.50 per share.

   Options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an employee to transfer rights under an NQSO to the employee's spouse or family member without receiving consideration, subject to certain other conditions.

   The Committee may amend or terminate the Plan at any time; provided that any amendment that increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan or modifies the requirements as to eligibility for participation in the Plan will be subject to shareholder approval.

New Plan Benefits

   The following table sets forth benefits related to the Plan. Future awards under the Plan are not determinable because specific awards are made at the discretion of the Committee, depending upon a variety of factors. For information concerning awards made under the Plan to the Company's Chief Executive Officer and other officers, see "Summary Compensation Table." The following table sets forth additional information with respect to fiscal 2000.


                                                               Number of Options
                                                               -----------------
All executive officers as a group ..........................         65,000
All directors not executive officers as a group ............         30,000
All employees, as a group, excluding executive officers ....        241,674


Federal Income Tax Consequences

   The following discussion is intended to point out the general principles of current federal income tax law applicable to ISOs and NQSOs granted under the Plan. Participants should contact their own tax advisors concerning the tax consequences, if any, of the grant of ISOs and NQSOs, exercise of Options and the disposition of any shares acquired through the exercise of Options. Since federal income tax laws may change subsequent to the date hereof, individual financial situations vary and state and local tax consequences may also be significant.

   A participant is not subject to federal income tax upon the grant or exercise of ISOs and the Company is not entitled to a federal income tax deduction by reason of such grant or exercise. The amount by which the fair market value of the option shares received at the time of exercise exceeds the option price is, however, a tax preference item for purposes of calculating the alternative minimum tax. Further, the participants basis in option shares acquired through exercise of an ISO will, for alternative minimum tax purposes, equal the fair market value of the option shares taken into account in determining the participants alternative minimum taxable income.

   The disposition of option shares acquired by a participant upon exercise of an ISO within one year after the issuance of the option shares upon exercise of the options or before the expiration of two years from the date the options are granted generally constitute disqualifying dispositions, resulting in the participant recognizing ordinary income in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the option shares on the date of exercise over the exercise price or (ii) the excess of the amount realized on the disposition over the participants tax basis in the option shares. Any gain realized on the disposition in excess of the amount of ordinary compensation income recognized is long-term or short-term capital gain, depending upon the length of the holding period of the option shares. In the case of a disqualifying disposition, the Company may claim a tax deduction in an amount equal to the ordinary compensation income recognized by the participant, but does not receive a deduction corresponding to any capital gain realized by the participant. If the option shares are sold more than one year after the date of the exercise of the option and more than two years after the date the options are granted, the participant will realize capital gain or loss (assuming the option shares are held as capital assets) equal to the difference between the amount realized on disposition and the option price. If the participant satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO.

   For federal income tax purposes, the holder of an option that is a NQSO will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant of an NQSO. Except as described below, the participant will recognize ordinary compensation income upon exercise of the NQSO, in an amount equal to the difference between the fair market value of the option shares received at the time of exercise and the option price of the NQSO. The Company will generally be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant.

   For the purpose of computing gain or loss on the subsequent sale or taxable exchange of option shares purchased upon the exercise of the NQSO, a participant's tax basis in such shares will be the fair market value of the option shares on the date the participant recognized ordinary compensation income. Upon the subsequent sale or taxable exchange by the participant of such option shares acquired by exercise of an NQSO, assuming the option shares are held as capital assets, the participant will realize capital gain or loss (long-term or short-term, depending upon the length of the holding period of the shares) in an amount equal to the difference between the participant's tax basis in such option shares and the selling price.

                                   PROPOSAL 3

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   On the recommendation of the Company's management, the Board of Directors has selected Arthur Andersen LLP to act in the capacity of independent public accountants for the current fiscal year. The Board of Directors will seek ratification by the shareholders of the selection of Arthur Andersen LLP as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 31, 2001, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of the Company's voting stock is required to ratify the selection of Arthur Andersen LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Arthur Andersen LLP, the Board of Directors will reconsider such selection.

   Audit Fees. Audit fees billed to the Company by Arthur Andersen LLP during the 2000 for audit and review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $67,500.

   Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during 2000.

   All Other Fees. There were no fees billed to the Company by Arthur Andersen LLP during 2000 for all other non-audit services rendered to the Company, including tax related services.

   The Audit Committee has considered whether Arthur Andersen LLP's provision of services other than professional services rendered for the audit and review of the Company's annual financial statements is compatible with maintaining Arthur Andersen LLP's independence, and has determined that it is so compatible.

   The Audit Committee has been informed by Arthur Andersen LLP that less than 50 percent of the hours expended on Arthur Andersen LLP's engagement to audit the Company's financial statement for the fiscal year ended December 31, 2001 were attributed to work performed by persons other than Arthur Andersen LLP's full-time, permanent employees.

   The Board of Directors recommends a vote FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ended December 31, 2001.

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management. In addition, the Audit Committee has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Arthur Andersen LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm. Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent public accountants and the Company's management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K. All members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Associate of Securities Dealers. This report has been provided by Elizabeth H. Gemmill (Chair) Lawrence Lacerte and
C. Keith Hartley, the members of the Audit Committee. A copy of the Audit Committee Charter is set forth below.

                                Audit Committee

                          Elizabeth H. Gemmill (Chair)
                                Lawrence Lacerte
                                 Keith Hartley

                            AUDIT COMMITTEE CHARTER

                                  Organization

    The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

                              Statement of Policy

    The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of financial reports of the Company. In do doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent public accountants and the financial management of the Company. It is the expectation of the Audit Committee that the financial management will fulfill its responsibility of bringing any significant items to the attention of the Audit Committee.

                                Responsibilities

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with pertinent requirements.

    In carrying out these responsibilities, the Audit Committee will:

        o Obtain annually the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate.

        o Review and recommend to the directors the independent public accountants to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

        o Have a clear understanding with the independent public accountants that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

        o Meet with the independent public accountants and financial management of the Company to review the scope of the proposed audit and quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent public accountants' compensation and at the conclusion thereof review such audit or reviews, including any comments or recommendations of the independent public accountants.

        o Review with the independent public accountants, and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

        o Review the financial statements contained in the annual report to shareholders with management and the independent public accountants to determine that the independent public accountants are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders. Review with financial management and the independent public accountants the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the independent public accountants.

        o Provide sufficient opportunity for the independent public accountants to meet with the members of the Audit Committee without members of management present.

        o    Report the results of the annual audit to the Board of Directors.

        o On an annual basis, obtain from the independent public accountants a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        o    Include a report of the Audit Committee in the proxy statements.

        o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

        o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                             SHAREHOLDER PROPOSALS

   Shareholders may submit proposals for inclusion in the proxy statement on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. The Company must receive such proposals no later than January 29, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2002 annual meeting of shareholders. Shareholders who intend to submit proposals appropriate for shareholder action at the 2002 annual meeting, but who are not seeking to have the proposal included in the proxy statement, must submit such proposal so that the Company receives it no later than April 5, 2002. Proposals should be directed to the attention of the Secretary of the Company at the address set forth on the cover of this proxy statement.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and executive officers of the Company and persons or entities beneficially owning more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities. Officers, directors and shareholders owning more than 10% of the Company's equity securities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all forms they file under Section 16(a) of the Act. Based solely upon its review of the copies of such reports and any amendments thereto received by the Company during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were satisfied.

                         ANNUAL REPORT TO SHAREHOLDERS

   A copy of the Company's 2000 Annual Report, containing financial statements for the year ended December 31, 2000, is being transmitted herewith.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained, without charge, by contacting Sidney D. Rosenblatt, Secretary, Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

                            By Order of the Board of Directors,


                            /s/ Sidney D. Rosenblatt
                            -------------------------

                            Sidney D. Rosenblatt
                            Secretary

Ewing, New Jersey
April 26, 2001

                                                                      APPENDIX A

                          UNIVERSAL DISPLAY CORPORATION

                                STOCK OPTION PLAN

         The purpose of the Universal Display Corporation Stock Option Plan (the "Plan") is to provide designated key employees (including employees who are also officers and directors) and directors who are not employees ("Non-Employee Directors") of Universal Display Corporation and its "subsidiary corporations," as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (hereinafter collectively referred to as the "Company") and selected consultants ("Consultants") to the Company with the opportunity to receive grants of incentive stock options and nonqualified stock options; provided, however, that Non-Employee Directors and Consultants shall only receive grants of nonqualified stock options. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders and will align the economic interests of the participants with those of the stockholders.

1.       ADMINISTRATION

         The Plan shall be administered and interpreted by the Board of Directors of the Company (the "Board").

         Subject to the provisions of Section 5, the Board shall have the sole authority to (i) determine the individuals to whom options shall be granted under the Plan, (ii) determine the type, size and terms of the options to be granted to each such individual, (iii) determine the time when the options will be granted and the duration of the exercise period, including the criteria for vesting and the acceleration of vesting, (iv) select the "Valuation Expert," as defined below and (v) deal with any other matters arising under the Plan.

         The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in the best interest of the Company and in keeping with the objectives of the Plan.

2.       GRANTS

         Incentives under the Plan shall consist of options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of section 422 of the Code or options which are not intended to so qualify ("Nonqualified Stock Options") (hereinafter collectively referred to as "Stock Options"). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual (the "Grant Letter"). The Board shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular section of the Plan need not be uniform as among the Optionees.

3.       SHARES SUBJECT TO THE PLAN

         (a) Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $.01 (the "Company Stock") that have been or may be issued or transferred under the Plan is 2,800,000 shares, in the aggregate. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Stock Options, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Stock Options, and the price per share or the applicable market value of such Stock Options, and the other terms and conditions of the Stock Options, as the Board may deem necessary or desirable, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Board shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.       ELIGIBILITY FOR PARTICIPATION

         All individuals employed by the Company ("Employees") (including Employees who are officers or members of the Board) who hold positions of responsibility and whose performance, in the judgment of the Board, can have a significant effect on the long-term success of the Company, all Non-Employee Directors and all consultants whose services, in the judgment of the Board, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. Except as provided in Section 5, the Board shall select the Employees, Non-Employee Directors and consultants to receive Stock Options (the "Optionees") and determine the number of shares of Company Stock subject to a particular Stock Option in such manner as the Board determines.

         Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose.

5.       GRANTING OF OPTIONS

         (a) Number of Shares. The Board, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant.

         (b) Type of Option and Price. The Board may grant Incentive Stock Options, Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor consultants shall be eligible to receive grants of Incentive Stock Options.

         The purchase price of Company Stock subject to a Stock Option shall be determined by the Board and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Stock on the date such Stock Option is granted.

         During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the "fair market value" of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Board, with expertise in the valuation of business entities and the securities thereof, selected by the Board (the "Valuation Expert") or as otherwise determined by the Board in good faith based on the best available facts and circumstances. Such determination of "fair market value" shall be made on a periodic basis, but no less frequently than once a calendar year. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Board, "fair market value" on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Board on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

         (c) Exercise Period. The Board shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

         (d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Board, in its sole discretion, and specified in the Grant Letter. All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Board, in its sole discretion, determines not to accelerate such Stock Options upon a Change in Control. Notwithstanding the foregoing, if any right granted pursuant to the foregoing would make a transaction that causes the Change in Control ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, all outstanding Stock Options shall become immediately exercisable upon the Change in Control and the Board shall not have any discretion to determine not to accelerate such Stock Options upon the Change in Control.

         (e) Manner of Exercise. An Optionee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Board with accompanying payment of the option price in accordance with (g) below. Should a Stock Option become exercisable on and after the Effective Date specified in
Section 18(b), such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

         (f) Termination of Employment, Disability or Death.

             (1) Employees.

                 (a) In the event the Optionee during the Optionee's lifetime ceases to be an employee of the Company for any reason other than death, disability (as defined herein), retirement approved by the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 3 months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Board may otherwise provide in the Grant Letter). For purposes of this Section 6(f), a leave of absence at the request, or with the approval, of the Company shall not be deemed a termination of employment so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to re-employment with the Company is guaranteed by contract. Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall terminate as of such date (except as the Board may otherwise provide).

                 (b) In the event the Optionee ceases to be an employee of the
             Company on account of a termination for cause by the Company, as determined in accordance with the personnel policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee (except as the Board may otherwise provide).

                 (c) In the event the Optionee ceases to be an employee of the
             Company on account of becoming disabled within the meaning of section 22(e) of the Code, any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised within one year from the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Board may otherwise provide in the Grant Letter).

                 (d) In the event of the death of the Optionee while he is an employee of the Company or within 30 days of the date on which he ceases to be an employee for any reason other than a termination for cause by the Company (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised by the Optionee's personal representative within six months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Board may otherwise provide in the Grant Letter).

                 (e) Notwithstanding the foregoing provisions, failure to
             exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an "incentive stock option" for purposes of sections 421 and 422 of the Code.

             (2) Non-Employee Directors and Consultants.

                 (a) In the event the Optionee during the Optionee's lifetime ceases to be a Non-Employee Director or consultant to the Company for any reason other than becoming an employee of the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall not terminate until the date of expiration of the option exercise period (except as the Board may otherwise provide in the Grant Letter). Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases his relationship with the Company shall terminate as of such date (except as the Board may otherwise provide).

                 (b) In the event the Optionee ceases to be a Non-Employee
             Director or consultant to the Company on account of a termination for cause by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to serve in such capacity (except as the Board may otherwise provide).

                 (c) Satisfaction of Option Price. The Optionee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Board, by delivering shares of Company Stock owned by the Optionee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price (iii) if, as directed by the Board, shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a loan program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Board pursuant to the loan program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by
             Section 1274 of the Code, or such higher rate as may be specified by the Board pursuant to the loan program or (iv) through any combination of (i), (ii) or (iii). Any loan by the Company under
             (iii) above shall be with full recourse against the Optionee to whom the loan is granted, shall be secured in whole or in part by the shares of Company Stock so purchased. In addition, any such loan by the Company shall, at the option of the Company, become immediately due and payable in full upon termination of the Optionee's employment or position as an officer or director with the Company for any reason, or upon a sale of any shares of Company Stock acquired with such loan to the extent of the cash and fair market value of any property received by the Optionee in such sale. The Board may make arrangements for the application of payroll deductions from compensation payable to the Optionee to amounts owing to the Company under any such loan. Until any loan by the Company hereunder is fully paid in cash, the shares of Company Stock purchased with the loan shall be pledged to the Company as security for the loan, and the Company shall retain physical possession of the stock certificates evidencing such shares together with a duly executed stock power for such shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of the shares of Company Stock funded thereby will be in compliance with all applicable federal, state and local laws. The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any amount of withholding tax is paid.

                 (d) Rule 16b-3 Restrictions. Unless an Optionee could otherwise transfer Company Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Company Stock issued upon exercise of such option.

                 (e) Limits on Incentive Stock Options. Each Incentive Stock
             Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

                 (f) Optional Purchase by the Company. In the sole discretion of the Board, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

7.       TRANSFERABILITY OF OPTIONS

         Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Board in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee's will or under the applicable laws of descent and distribution.

         Notwithstanding the foregoing, the Board may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee's spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer") provided that the Employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continues to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer.

8.       CHANGE IN CONTROL OF THE COMPANY

         As used herein, a "Change in Control" shall be deemed to have occurred if:

         (i) As a result of any transaction, any one stockholder other than an existing stockholder as of the Effective Date specified in Section 18(a) of the Plan, becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the Common Stock of the Company or the combined voting power of the Company's then outstanding securities;

         (ii) A liquidation or dissolution of or the sale of all or substantially all of the Company's assets occurs; or

         (iii) After the Effective Date specified in Section 18(b):

               (a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (but excluding any sale of the Company's securities to the public pursuant to a public offering), any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than an existing stockholder, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities; or

               (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

9.       CERTAIN CORPORATE CHANGES

         (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least 10 days prior to the effective date of such event, the Company shall give each Optionee with any outstanding Stock Options written notice of such event. Each such Optionee shall thereupon have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not affect the pooling of interest accounting treatment under APB No. 16 of any such transaction, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

         (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Board may, in its sole discretion, elect to give each Optionee with any outstanding Stock Options written notice of such event. If such notice is given, each such Optionee shall thereupon have the right to exercise some or all of any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not affect the pooling of interest accounting treatment under APB No. 16 of any such transaction, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

10.      AMENDMENT AND TERMINATION OF THE PLAN

         (a) Amendment. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Optionee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company.

         (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the stockholders.

         (c) Termination and Amendment of Outstanding Stock Options. A termination or amendment of the Plan that occurs after a Stock Option is made shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Board acts under Section 19(b) hereof. The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under Section 19(b) hereof or may be amended by agreement of the Company and the Optionee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns and the Optionees and their assigns.

11.      FUNDING OF THE PLAN

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

12.      RIGHTS OF INDIVIDUALS

         Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director, or consultant any rights to be retained by or in the employ of the Company or any other employment rights.

13.      NO FRACTIONAL SHARES

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.      WITHHOLDING OF TAXES

         The Optionee or other person receiving shares of Company Stock upon the exercise of a Stock Option shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options or the Company shall have the right to deduct from other wages paid to the Employee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option, if then authorized by the Board and applicable law) the amount of any withholding due with respect to such Stock Options.

15.      AGREEMENTS WITH OPTIONEES

         Each Stock Option made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Board shall approve.

16.      REQUIREMENTS FOR ISSUANCE OF SHARES

         No Company Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Stock Option made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

17.      HEADINGS

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.      EFFECTIVE DATE

         (a) Effective Date of the Plan. Subject to the approval of the Company's stockholders, this Plan shall be effective as of September 1, 1995.

         (b) Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

19.      MISCELLANEOUS

         (a) Substitute Grants. The Board may make a grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Board shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Stock Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Board may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Optionees. The Board may, in its sole discretion, agree to limit its authority under this Section.

         (c) Ownership of Stock. An Optionee or Successor Optionee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

         (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         UNIVERSAL DISPLAY CORPORATION
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS JUNE 28, 2001

     The undersigned hereby appoints Sherwin I. Seligsohn, Steven V. Abramson and Sidney D. Rosenblatt, jointly and severally, as proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Universal Display Corporation held of record by the undersigned on April 17, 2001 at the Annual Meeting of Shareholders to be held on June 28, 2001, or any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                         UNIVERSAL DISPLAY CORPORATION

                                 June 28, 2001

                Please Detach and Mail in the Envelope Provided

A  /  X  /

Please mark your
votes as in this
example.

                       FOR        WITHHELD    Nominees:   Steven V. Abramson
1.  ELECTION OF                                           Leonard Becker
    DIRECTORS          / /          / /                   Elizabeth H. Gemmill
                                                          C. Keith Hartley
                                                          Lawrence Lacerte
                                                          Sidney D. Rosenblatt
                                                          Sherwin I. Seligsohn

2. Approval of increase in Shares of Common Stock subject to the Company's Stock Option Plan from 2,000,000 to 2,800,000.


               FOR              AGAINST           ABSTAIN

               / /               / /               / /

For, except votes withhold from the following nominee(s):

---------------------------------------------------------

3.   Approval of Arthur Andersen LLP as Independent Accountants.

               FOR              AGAINST           ABSTAIN

               / /               / /               / /

4. In their discretion, to vote upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE                      DATE         SIGNATURE                  DATE
         ----------------------     -------          -----------------     -----

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please indicate.